                                                                  EXECUTION COPY


                                                                    Exhibit 4(a)


                       HEALTH MANAGEMENT ASSOCIATES, INC.

                Zero-Coupon Convertible Senior Subordinated Notes
                                    due 2022

                       ----------------------------------

                                    INDENTURE

                          Dated as of January 28, 2002

                       ----------------------------------

                            FIRST UNION NATIONAL BANK

                                     TRUSTEE

                       ----------------------------------


                                TABLE OF CONTENTS
                                  _____________

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ARTICLE 1
---------
     Definitions and Incorporation by Reference
     ------------------------------------------
     Section 1.01.  Definitions ................................................    1
     Section 1.02.  Other Definitions ..........................................   11
     Section 1.03.  Incorporation by Reference of Trust Indenture Act ..........   12
     Section 1.04.  Rules of Construction ......................................   12
     Section 1.05.  Acts of Holders ............................................   12

ARTICLE 2
---------
     The Securities
     --------------
     Section 2.01.  Form and Dating ............................................   14
     Section 2.02.  Execution and Authentication ...............................   15
     Section 2.03.  Registrar, Paying Agent and Conversion Agent ...............   16
     Section 2.04.  Paying Agent to Hold Money and Securities in Trust .........   16
     Section 2.05.  Securityholder Lists .......................................   17
     Section 2.06.  Transfer and Exchange ......................................   17
     Section 2.07.  Replacement Securities .....................................   19
     Section 2.08.  Outstanding Securities; Determinations of Holders' Action ..   19
     Section 2.09.  Temporary Securities .......................................   20
     Section 2.10.  Cancellation ...............................................   21
     Section 2.11.  Persons Deemed Owners ......................................   21
     Section 2.12.  Global Securities ..........................................   21
     Section 2.13.  CUSIP Numbers ..............................................   24
     Section 2.14.  No Regular Cash Interest on Securities .....................   24

ARTICLE 3
---------
     Redemption and Purchases
     ------------------------
     Section 3.01.  Right to Redeem; Notices to Trustee ........................   24
     Section 3.02.  Selection of Securities to Be Redeemed .....................   25
     Section 3.03.  Notice of Redemption .......................................   25
     Section 3.04.  Effect of Notice of Redemption .............................   26
     Section 3.05.  Deposit of Redemption Price ................................   26
     Section 3.06.  Securities Redeemed in Part ................................   26
     Section 3.07.  Conversion Arrangement on Call for Redemption ..............   26
     Section 3.08.  Purchase of Securities at Option of the Holder upon
                     Fundamental Change ........................................   27
     Section 3.09.  Purchase of Securities at Option of the Holder                 30
     Section 3.10.  Payment in Stock or Cash ...................................   31
     Section 3.11.  Effect of Purchase Notice or Fundamental Change
                     Purchase Notice ...........................................   38
     Section 3.12.  Deposit of Purchase Price or Fundamental Change
                     Purchase Price ............................................   39
     Section 3.13.  Securities Purchased in Part ...............................   39

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     Section 3.14.  Covenant to Comply with Securities Laws upon Purchase
                     of Securities .............................................   40
     Section 3.15.  Repayment to the Company ...................................   40

ARTICLE 4
---------
     Covenants
     ---------
     Section 4.01.  Payment of Securities ......................................   40
     Section 4.02.  SEC and Other Reports ......................................   41
     Section 4.03.  Compliance Certificate .....................................   41
     Section 4.04.  Further Instruments and Acts ...............................   41
     Section 4.05.  Maintenance of Office or Agency ............................   42
     Section 4.06.  Delivery of Certain Information ............................   42
     Section 4.07.  Calculation of Original Issue Discount .....................   42


ARTICLE 5
---------
     Successor Corporation
     ---------------------
     Section 5.01.  When Company May Merge or Transfer Assets ..................   43

ARTICLE 6
---------
     Defaults and Remedies
     ---------------------
     Section 6.01.  Events of Default ..........................................   44
     Section 6.02.  Acceleration ...............................................   46
     Section 6.03.  Other Remedies .............................................   47
     Section 6.04.  Waiver of Past Defaults ....................................   47
     Section 6.05.  Control by Majority ........................................   48
     Section 6.06.  Limitation on Suits ........................................   48
     Section 6.07.  Rights of Holders to Receive Payment .......................   48
     Section 6.08.  Collection Suit by Trustee .................................   49
     Section 6.09.  Trustee May File Proofs of Claim ...........................   49
     Section 6.10.  Priorities .................................................   50
     Section 6.11.  Undertaking for Costs ......................................   50
     Section 6.12.  Waiver of Stay, Extension or Usury Laws ....................   51

ARTICLE 7
---------
     Trustee
     -------
     Section 7.01.  Duties and Responsibilities of the Trustee; During
                     Default; Prior to Default .................................   51
     Section 7.02.  Certain Rights of the Trustee ..............................   52
     Section 7.03.  Trustee Not Responsible for Recitals, Disposition of
                     Securities or Application of Proceeds Thereof .............   53
     Section 7.04.  Trustee and Agents May Hold Securities; Collections, etc ...   54
     Section 7.05.  Moneys Held by Trustee .....................................   54

                                       ii

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
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     Section 7.06.  Compensation and Indemnification of Trustee and its
                     Prior Claim .................................................. 54
     Section 7.07.  Right of Trustee to Rely on Officers' Certificate, etc ........ 55
     Section 7.08.  Conflicting Interests ......................................... 55
     Section 7.09.  Persons Eligible for Appointment as Trustee ................... 55
     Section 7.10.  Resignation and Removal; Appointment of Successor Trustee ..... 55
     Section 7.11.  Acceptance of Appointment by Successor Trustee ................ 57
     Section 7.12.  Merger, Conversion, Consolidation or Succession to
                     Business of Trustee .......................................... 57
     Section 7.13.  Preferential Collection of Claims Against the Company ......... 58
     Section 7.14.  Reports by the Trustee ........................................ 58
     Section 7.15.  Trustee to Give Notice of Default, but May Withhold in
                     Certain Circumstances ........................................ 58

ARTICLE 8
---------
     Discharge of Indenture
     ----------------------
     Section 8.01.  Discharge of Liability on Securities .......................... 59
     Section 8.02.  Repayment to the Company ...................................... 59

ARTICLE 9
---------
     Amendments
     ----------
     Section 9.01.  Without Consent of Holders .................................... 59
     Section 9.02.  With Consent of Holders ....................................... 60
     Section 9.03.  Compliance with Trust Indenture Act ........................... 61
     Section 9.04.  Revocation and Effect of Consents, Waivers and Actions ........ 61
     Section 9.05.  Notation on or Exchange of Securities ......................... 61
     Section 9.06.  Trustee to Sign Supplemental Indentures ....................... 61
     Section 9.07.  Effect of Supplemental Indentures ............................. 61

ARTICLE 10
----------
     Special Tax Event Conversion
     ----------------------------
     Section 10.01.  Optional Conversion to Cash Pay Securities Upon Tax
                      Event ....................................................... 62
     Section 10.02.  Payment of Cash Interest; Interest Rights Preserved .......... 62

ARTICLE 11
----------
     Conversion
     ----------
     Section 11.01.  Conversion Privilege ......................................... 64
     Section 11.02.  Conversion Procedure ......................................... 65
     Section 11.03.  Fractional Shares ............................................ 66
     Section 11.04.  Taxes on Conversion .......................................... 67
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                                      iii

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     Section 11.05.  Company to Provide Stock ..................................... 67
     Section 11.06.  Adjustment for Change in Capital Stock ....................... 67
     Section 11.07.  Adjustment for Rights Issue .................................. 68
     Section 11.08.  Adjustment for Other Distributions ........................... 69
     Section 11.09.  When Adjustment May Be Deferred .............................. 72
     Section 11.10.  When No Adjustment Required .................................. 72
     Section 11.11.  Notice of Adjustment ......................................... 72
     Section 11.12.  Voluntary Increase ........................................... 73
     Section 11.13.  Notice of Certain Transactions ............................... 73
     Section 11.14.  Reorganization of Company; Special Distributions ............. 73
     Section 11.15.  Company Determination Final .................................. 74
     Section 11.16.  Trustee's Adjustment Disclaimer .............................. 74
     Section 11.17.  Simultaneous Adjustments ..................................... 74
     Section 11.18.  Successive Adjustments ....................................... 75
     Section 11.19.  Rights Issued in Respect of Class A Common Stock Issued
                      upon Conversion ............................................. 75

ARTICLE 12
----------
     Subordination
     -------------
     Section 12.01.  Agreement to Subordinate ..................................... 75
     Section 12.02.  Liquidation, Dissolution, Bankruptcy ......................... 75
     Section 12.03.  Default on Designated Senior Debt ............................ 76
     Section 12.04.  When Distribution Must Be Paid Over .......................... 77
     Section 12.05.  Subrogation .................................................. 77
     Section 12.06.  Relative Rights; Subordination Not to Prevent Events of
                      Default or Limit Right to Accelerate ........................ 77
     Section 12.07.  Subordination May Not Be Impaired by Company ................. 77
     Section 12.08.  Rights of Trustee ............................................ 78
     Section 12.09.  Distributions and Notices to, and Notices and Consents
                      by, Representatives of Holders of Senior Debt ............... 78
     Section 12.10.  Trustee Entitled to Rely ..................................... 78
     Section 12.11.  Trustee to Effectuate Subordination .......................... 78
     Section 12.12.  Trustee Not Fiduciary for Holders of Senior Debt ............. 78
     Section 12.13.  Reliance by Holder of Senior Debt on Subordination
                      Provisions; No Waiver ....................................... 79

ARTICLE 13
----------
     Miscellaneous
     -------------
     Section 13.01.  Trust Indenture Act Controls ................................. 79
     Section 13.02.  Notices ...................................................... 79
     Section 13.03.  Communication by Holders with Other Holders .................. 80
     Section 13.04.  Certificate and Opinion as to Conditions Precedent ........... 81
     Section 13.05.  Statements Required in Certificate or Opinion ................ 81
     Section 13.06.  Separability Clause .......................................... 81

                                       iv

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     Section 13.07.  Rules by Trustee, Paying Agent, Conversion Agent and
                      Registrar ............................................... 81
     Section 13.08.  Legal Holidays ........................................... 81
     Section 13.09.  GOVERNING LAW ............................................ 82
     Section 13.10.  No Recourse Against Others ............................... 82
     Section 13.11.  Successors ............................................... 82
     Section 13.12.  Multiple Originals ....................................... 82

     INDENTURE dated as of January 28, 2002 between HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association, having an office in Miami, Florida (in such capacity, together with its successors in trust, the "Trustee")

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero-Coupon Convertible Senior Subordinated Notes due 2022 (the "Securities"):

                                    ARTICLE 1
                   Definitions and Incorporation by Reference

     Section 1.01. Definitions.

     "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

     "Accreted Value" means, at any date of determination, (1) prior to such time as the Securities are converted to Cash Pay Securities, the sum of (x) the Issue Price of each Security and (y) the portion of the excess of the principal amount of each Security over such Issue Price which shall have been amortized on a daily basis and compounded semi-annually on each January 28 and July 28 at the rate of 0.875% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the notes are converted to Cash Pay Securities, the Restated Principal Amount.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Cash Pay Securities" means Securities following their conversion pursuant to Section 10.01.

     "Class A Common Stock" means shares of class A common stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Class A Common Stock shall be reclassified or changed.

     "Closing Date" means the date of this Indenture.

     "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Continuing Director" means a director who either was a member of the Company's Board of Directors on the date of this Indenture or who becomes a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "Controlled" means ownership or control of more than 50% of the voting power of such entity.

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 200 South Biscayne Boulevard, 14th Fl. Miami, Florida 33131, Attn: Corporate Trust Group, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Debt" means, with respect to any Person, without duplication,

               (1)   all indebtedness of such Person for borrowed money;

               (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables;

               (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

               (5) all Capital Lease Obligations of such Person as lessee under such leases;

               (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

               (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

               (8)   all Hedging Obligations of such Person.

     The amount of Debt of any Person will be deemed to be:

               (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

               (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

               (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

               (D) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

               (E)   otherwise, the outstanding principal amount thereof.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means (i) the Debt under that certain Credit Agreement dated November 30, 1999 by and among the Company, Bank of America, N.A., as administrative agent, First Union National Bank and The Chase Manhattan Bank, as syndication agents, and the lenders to the party thereto, as such agreement may be amended from time to time, and (ii) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of at least $7,500,000 and is specifically designated as "Designated Senior Debt" in the instrument governing such Senior Debt and in an Officers' Certificate received by the Trustee.

     "Final Maturity" or "Final Maturity Date" shall be January 28, 2022.

     A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occurs: (a) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner, of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (b) consummation of any share exchange, consolidation or merger of us pursuant to which the Class A Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company's consolidated assets (considered together with the Company's Subsidiaries) to any Person (other than one of the Company's Subsidiaries); provided, however, that a transaction where the holders of more than 50% of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (c) Continuing Directors cease to constitute at least a majority of the Company's Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Sale Price per share of the Class A Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the announcement thereof shall equal or exceed 105% of the Accreted Value divided by the Conversion Rate or
(II) at least 90% of the consideration (excluding Cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Class A Common Stock with full voting rights traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Securities become convertible into such Publicly Traded Securities (excluding Cash payments for fractional shares).

     "Fundamental Change Purchase Date" has the meaning specified in Section 3.08(a).

     "Fundamental Change Purchase Notice" means the form"Option to Elect Purchase Upon a Fundamental Change" contained on the reverse of the Securities.

     "Fundamental Change Purchase Price" has the meaning specified in Section 3.08(a).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06(f), such Securities will be
                                                -------
in the form of a 144A Global Security.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor rating agency.

     "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

     "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the
                                  -----     -----
Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized
                                      ----
financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.
                                  -----     -----

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.04 and 13.05 from legal counsel who is acceptable to
                      -----     -----
the Trustee. The counsel may be an employee of, or counsel to, the Company or , as applicable herein, the Trustee.

     "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

     "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

     "Publicly Traded Securities" has the meaning specified in the definition of Fundamental Change.

     "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

     "Registration Rights Agreement" means that certain registration rights agreement dated January 28, 2002 entered into among the Company, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. covering the rights of Holders to have their Securities registered under the Securities Act.

     "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on January 5 or July 5 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means any of the Company's Convertible Debentures due 2020, as amended or supplemented from time to time, issued under this Indenture.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Senior Debt" or "Senior Indebtedness" of the Company means all Obligations with respect to Debt of the Company, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Securities; provided that Senior Debt does not include (i) any obligation to the Company or any Subsidiary, (ii) trade payables or (iii) any Debt incurred in violation of the Indenture.

     "Significant Subsidiary" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

     (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

     (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 20 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

     (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 20 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

     "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 10.02(b).
                                              --------

     "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of interest is due and payable.

     "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the

Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after January 22, 2002, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after January 22, 2002, there is more than an insubstantial risk that interest (including interest calculated at the "comparable yield,"Original Issue Discount or contingent interest, if any) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Class A Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Class A Common Stock is then traded.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     Section 1.02. Other Definitions.

                                                          Defined in
                         Term                             Section
                         ----                             -------

             "Act"                                        1.05(a)
             "Agent Members"                              2.12(e)
             "Associate"                                  3.09(a)
             "Average Quoted Price"                       11.01
             "Bankruptcy Law"                             6.01
             "Blockage Notice"                            12.03(b)(1)
             "cash"                                       3.08(a)
             "Company Notice"                             3.08(e)
             "Company Notice Date"                        3.08(c)
             "Conversion Agent"                           2.03
             "Conversion Date"                            11.02
             "Conversion Rate"                            11.01
             "Custodian"                                  6.01
             "Defaulted Interest"                         10.02(b)
             "Depositary                                  2.01(a)
             "DTC"                                        2.01(a)
             "Event of Default"                           6.01
             "Exchange Act"                               3.08(d)
             "Ex-Dividend Time"                           11.01
             "Extraordinary Cash Dividend"                11.08
             "Institutional Accredited Investors"         2.01(b)
             "Legal Holiday"                              13.08
             "Legend"                                     2.06(f)
             "Market Price"                               3.08(d)
             "Notice of Default"                          6.01
             "pay the Securities"                         12.03(a)
             "Paying Agent"                               2.03
             "Payment Blockage Period"                    12.03(b)
             "payment in full"                            12.02(1)
             "Purchase Date"                              3.08(a)
             "Purchase Notice"                            3.08(a)
             "Purchase Price"                             3.08(a)
             "QIB"                                        2.01(a)
             "Registrar"                                  2.03
             "Restated Principal Amount"                  10.01
             "Rights"                                     11.19
             "Rights Agreement"                           11.19
             "Rule 144A Information"                      4.06
             "Sale Price"                                 3.08(d)
             "Securities Act"                             3.08(d)
             "Tax Event Date"                             10.01
             "Time of Determination"                      11.01

     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.04. Rules of Construction. Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (c)  "or" is not exclusive;

     (d)  "including" means including, without limitation; and

     (e) words in the singular include the plural, and words in the plural include the singular.

     Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2

                                 The Securities

     Section 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     (a) 144A Global Securities. The Securities will be offered and sold within the United States to qualified institutional investors as defined in Rule 144A ("QIBs") in reliance on Rule 144A and shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

          Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.
----

     (b)  Book-Entry Provisions.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global
             -------
Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

     Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon. The signature of the Officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $390,000,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.
                                                               ----

     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any
                              ----
additional conversion agent, including any named pursuant to Section 4.05.
                                                                     ----

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or
                                                         ----
any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Class A Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Class A Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the

Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Class A Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Class A Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Class A Common-Stock held by it to the Trustee and to account for any funds and Class A Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Class A Common Stock.

     Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06. Transfer and Exchange. Subject to Section 2.12 hereof, (a)
                                                             ----
upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall
                    ----
authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of alike aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a
                                ----                  -------
Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (d)   Any Registrar appointed pursuant to Section 2.03 hereof shall provide
                                                       ----
to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibit A-1 and setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the

Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead
                            -
of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as
                               ----                                     ----
not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).
                                                -     -

     If a Security is replaced pursuant to Section 2.07, it ceases to be
                                                   ----
outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 11, then from and
                                                           --
after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest shall cease to accrue on such Security.

     Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03,
                                                                         ----
without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or
                                            -
registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No
                                                                  --
Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

     Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12. Global Securities. (a Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section
                                                          ----
2.12(a)(i) below.
----------

          (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any
                             ----------
     transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).
                                                          -------

     (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such
                           ----
restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (d)  As used in the preceding two paragraphs of this Section 2.12, the term
                                                                  ----
"transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (e)  The provisions below shall apply to the Global Securities:


             (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global

     Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause
     (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

             (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

             (iii) Subject to the provisions of clause 2.12(e)(v) below, the
                                                       ----------
     registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

             (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of certificated securities in definitive, fully registered form, without interest coupons.

             (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     Section 2.14. No Regular Cash Interest on Securities. The Securities shall not bear periodic interest, except (i) for contingent interest payable in six month periods commencing on January 28, 2007 subject to the conditions contained in paragraph 11 of the Securities, and (ii) in the event the Securities are converted to Cash Pay Securities pursuant to Article 10 hereof.

                                    Article 3
                            Redemption and Purchases

     Section 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 60 days before the Redemption Date
        ----
(unless a shorter notice shall be satisfactory to the Trustee).

     Section 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

     Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (a)   the Redemption Date;

     (b)   the Redemption Price;

     (c)   the Conversion Rate;

     (d)   the name and address of the Paying Agent and Conversion Agent;

     (e) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

     (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

     (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (h) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

          (i) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount and any interest on Securities called for redemption will cease to accrue on and after the Redemption Date; and

          (j)  the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.

         Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.


         Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of Securities pursuant to Article 11. If such
                                                                --
money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.


         Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

         Section 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities
-
shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as
                     --
of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense (other than arising from gross negligence, bad faith or willful misconduct of the Trustee) arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         Section 3.08. Purchase of Securities at Option of the Holder upon Fundamental Change. (a If prior to January 28, 2007 there shall have occurred a Fundamental Change, all or a portion of the Securities of any Holder shall be purchased by the Company, at the option of such Holder, at a purchase price specified in paragraph 6 of the Securities (the "Fundamental Change Purchase Price"), as of the date specified by the Company in its notice pursuant to
Section 3.08(b), but in any event not later than 35 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c). If on or after January 28, 2007 there occurs a
                 -------
Fundamental Change, no Holder shall have any right or option to require the Company to purchase the Securities of such Holder on account thereof except as permitted by Section 3.09.

          (b) Within 20 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). In addition, the Company shall cause a copy of such notice of Fundamental Change to be published in The Wall Street Journal or another daily newspaper of national circulation. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Securityholder and shall state:

                  (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                 (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.08 must be given;
                                         ----

                (iii)    the Fundamental Change Purchase Date;

                 (iv) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

                  (v) the information required to be included in a Company Notice as specified in Section 3.10(d).

         (c) A Holder may exercise its rights specified in Section 3.08(a)
                                                                   -------
hereof upon delivery of the Securities to be purchased, duly endorsed for transfer, and a duly completed Fundamental Change Purchase Notice to the Paying Agent at any time prior to the close of business on the Fundamental Change Purchase Date, stating:


                  (i) the certificate number of the Security which the Holder will deliver to be purchased;

                 (ii) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                (iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities and
         Section 3.08 of the Indenture.
                 ----

                 (iv) in the event the Company elects, pursuant to Section 3.10(a), to pay the Fundamental Change Purchase Price, in whole or in
         -------
         part, in shares of Class A Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Fundamental Change Purchase Price in Class A Common Stock is not satisfied prior to the close of business on the relevant Fundamental Change Purchase Date, as set forth in Section 3.10(c), whether such
                                                       -------
         Holder elects (i) to withdraw such Fundamental Change Purchase Notice as to some or all of the Securities to which such Fundamental Change Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Fundamental Change Purchase Price for all

     Securities (or portions thereof) to which such Fundamental Change Purchase Notice relates.

     If a Holder, in such Holder's Fundamental Change Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.11, fails to indicate such Holder's choice with respect to the
        ----
election set forth in clause (iv) immediately above, such Holder shall be deemed to have elected to receive cash in respect of the Fundamental Change Purchase Price for all Securities subject to such Fundamental Change Purchase Notice in the circumstances set forth in such clause (iv).

     The delivery of such Security to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this
Section 3.08 only if the Security so delivered to the Paying Agent shall conform
        ----
in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount at Maturity of
        ----
such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.08 shall be consummated by the delivery of the consideration to be
        ----
received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.08.
                             ----

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Fundamental Change
        -------
Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.
                                 ----

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

     Section 3.09. Purchase of Securities at Option of the Holder. (a) General.
                                                                       -------
Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of January 28, 2005, January 28, 2007, January 28, 2012 and January 28, 2017 (each, a "Purchase Date"), at the purchase price of $862.07 per

$1,000 of Principal Amount at Maturity as of January 28, 2005, $877.25 per $1,000 of Principal Amount at Maturity as of January 28, 2007, $916.40 per $1,000 of Principal Amount at Maturity as of January 28, 2012 and of $957.29 per $1,000 of Principal Amount at Maturity as of January 28, 2017 (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

                  (i) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice"), at any time from the opening of business on the date that is at least 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                      (A) the certificate number of the Security which the Holder will deliver to be purchased,

                      (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

                      (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture,


                      (D) for purchases on or after January 28, 2007, in the event the Company elects, pursuant to Section 3.10(a), to pay
                                                                -------
                  the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Class A Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Class A Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.10(c), whether such Holder
                                                -------
                  elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates, and

                      (E) that the Securities are to be purchased pursuant to
                  the applicable provisions thereof and of this Indenture; and


                 (ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
         Section 3.09 only if the
                 ----

     Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.11, fails
                                                                     ----
to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.09(a)(i), such Holder shall be deemed to have elected to
                      ----------
receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount at Maturity of
        ----
such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.09 shall be consummated by the delivery of the consideration to be
        ----
received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.09(a) shall
                                                                  -------
have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.
                                               ----

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     Section 3.10. Payment in Stock or Cash. (a)    Company's Right to Elect
                                                    ------------------------
Manner of Payment of Purchase Price or Fundamental Change Purchase Price. The
------------------------------------------------------------------------
Securities to be purchased pursuant to Section 3.08(a) or Section 3.09(a) may be
                                                                  -------
paid for, at the election of the Company, in U.S. legal tender ("cash") or Class A Common Stock, or in any combination of cash and Class A Common Stock, subject to the conditions set forth in Sections 3.10(b), (c) and (d). The Company shall
                                        -------
designate, in the Company Notice delivered pursuant to Section 3.10(d), whether
                                                               -------
the Company will purchase the Securities for cash or Class A Common Stock, or, if a combination thereof, the percentages of the Purchase Price or Fundamental Change Purchase Price of Securities in respect of which it will pay in cash or Class A Common Stock; provided that the Company will pay cash for fractional interests in Class A Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose

Securities are purchased pursuant to Section 3.08(a) or Section 3.09(a) shall receive the same percentage of cash or Class A Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Securities, except
(i) as provided in Section 3.10(c) with regard to the payment of cash in lieu of
                           -------
fractional shares of Class A Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Class A Common Stock because any necessary qualifications or registrations of the Class A Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.10(a) or pursuant to Section 3.10(c) in the event of a failure to satisfy,
-------                        -------
prior to the close of business on the Purchase Date or or Fundamental Change Purchase Date, any condition to the payment of the Purchase Price or Fundamental Change Purchase Price, in whole or in part, in Class A Common Stock.

     At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)   the manner of payment selected by the Company,

          (ii)  the information required by Section 3.10(d),
                                                    -------

          (iii) if the Company elects to pay the Purchase Price or Fundamental Change Purchase Price, or a specified percentage thereof, in Class A Common Stock, that the conditions to such manner of payment set forth in Section 3.10(c) have been or will be complied with, and
     -------

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.10(d).
                                -------

     The above notwithstanding, the Purchase Price for any Securities to be purchased on January 28, 2005 pursuant to Section 3.09(a) may be paid for only in cash and not in Class A Common Stock.

     (b)  Purchase with Cash. On each Purchase Date or Fundamental Change
          ------------------
Purchase Date, at the option of the Company, the Purchase Price or Fundamental Change Purchase Price of Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price or Fundamental Change Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in
Section 3.10(d), shall be sent to Holders (and to beneficial owners as required
        -------
by applicable law) not less than 20 Business Days prior to such Purchase Date in the case of a purchase pursuant to Section 3.09(a) or in conjunction with the mailing of written notice of Fundamental Change pursuant to Section 3.08(b) in the case of a purchase pursuant to Section 3.08(a) (the "Company Notice Date").

     (c)  Payment by Issuance of Class A Common Stock. On each Purchase Date
          -------------------------------------------
after January 28, 2005 or on any Fundamental Change Purchase Date, at the option of the Company, the Purchase Price or Fundamental Change Purchase Price of Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Securities in cash by (ii) the Market Price of a share of Class A Common Stock, subject to the next succeeding paragraph.

     The date for on which the Market Price will be determined (for purposes of calculating the Purchase Price or Fundamental Change Purchase Price as the case may be) will be selected by the Company and disclosed to Holders pursuant to
Section 3.10(d). Since the Market Price of Class A Common Stock will be determined prior to the applicable Purchase Date or Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Class A Common Stock to be received from the date such Market Price is determined to the Purchase Date or Fundamental Change Purchase Date.

     The Company will not issue a fractional share of Class A Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Class A Common Stock shall be based on the aggregate amount of Securities to be purchased.

     If the Company elects to purchase the Securities by the issuance of shares of Class A Common Stock, the Company Notice, as provided in Section 3.10(d),
                                                                    -------
shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

     The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 or 3.09 through the issuance of shares of Class A
                            ----
Common Stock shall be conditioned upon:

          (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Class A Common Stock as provided herein;

          (ii) the registration of the shares of Class A Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

          (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Class A Common Stock are in conformity with this Indenture and (B) the shares of Class A Common Stock to be issued by the Company in payment of the Purchase Price or Fundamental Change Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price or Fundamental Change Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

     Such Officers' Certificate shall also set forth the number of shares of Class A Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Class A Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the applicable Purchase Date. The Company may pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Class A Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date or Fundamental Change Purchase Date and the Company has elected to purchase the Securities pursuant to this
Section 3.10 through the issuance of shares of Class A Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price of the Securities of such Holder or Holders in cash.

     The "Market Price" means the average of the Sale Prices of the Class A Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (or if the third Business Day prior to the applicable Purchase Date is not a trading day, then on the last trading day prior to the third Business Day prior to the applicable Purchase Date), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date (or other date in question, for the purpose of adjusting the Conversion Rate), of any event described in Section 11.06, 11.07
                                                                  -----  -----
or 11.08; subject, however, to the conditions set forth in Sections 11.09 and
   -----                                                            -----
11.10.
-----

     The "Sale Price" of the Class A Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. In the absence of such quotations, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

     (d)  Notice of Election. The Company's notice of election to purchase with
          ------------------
cash or Class A Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 at the time specified in Section 3.10(b) or (d), as
                    -----                                  -------
applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

     In the event the Company has elected to pay the Purchase Price or Fundamental Change Purchase Price (or a specified percentage thereof) with Class A Common Stock, the Company Notice shall:

          (i) state that each Holder will receive Class A Common Stock with a Market Price determined as of a specified date prior to the Purchase Date or Fundamental Change Purchase Date equal to such specified percentage of the Purchase Price or Fundamental Change Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (ii) set forth the method of calculating the Market Price of the Class A Common Stock; and

          (iii) state that because the Market Price of Class A Common Stock will be determined prior to the applicable Purchase Date or Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Class A Common Stock to be received from the date such Market Price is determined to the Purchase Date or Fundamental Change Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Securityholder and shall state:

                  (A) the Purchase Price or Fundamental Change Purchase Price and the Conversion Rate;

                  (B) the name and address of the Paying Agent and the Conversion Agent;

                  (C) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (D) that Securities must be surrendered to the Paying Agent to collect payment;

                  (E) that the Purchase Price or Fundamental Change Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of (1) the Purchase

        Date or Fundamental Change Purchase Date and (2) the time of surrender of such Security as described in (D);

                  (F) the procedures the Holder must follow to exercise rights under Section 3.08 or Section 3.09 as applicable and a brief
                                       ----
         description of those rights;

                  (G) briefly, the conversion rights of the Securities;

                  (H) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(c)(iv),
         Section 3.08(c)(iv), 3.08(c)(iv), 3.09(a)(i)(D) or Section 3.11);
                              -----------  -------------            -----
                  (I) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price, Original Issue Discount and interest on Securities called for redemption will cease to accrue on and after the relevant Purchase Date or Fundamental Change Purchase Date; and

                  (J) the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Class A Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will publish such determination in The Wall Street Journal or another daily newspaper of national circulation.

          (e) Covenants of the Company. All shares of Class A Common Stock
              ------------------------
delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall use its best efforts to list or cause to have quoted any shares of Class A Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Class A Common Stock is then listed or quoted.

          (f) Procedure upon Purchase. The Company shall deposit cash (in
              -----------------------
respect of a cash purchase under Section 3.10(b) or for fractional interests, as
                                         -------
applicable) or shares of Class A Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.12,
                                                                 ----
sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to a Purchase Notice or Fundamental Change Purchase Notice. As soon as practicable after the Purchase Date or Fundamental Change Purchase Date, the Company shall deliver to each Holder entitled to receive Class A Common Stock through the Paying Agent, a certificate for the number of full shares of Class A Common Stock issuable in payment of the Purchase Price or Fundamental Change Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Class A Common Stock is registered shall be treated as a holder of record of shares of Class A Common Stock on the Business Day following the Purchase Date or Fundamental Change Purchase Date. Subject to
Section 3.10(c), no payment or adjustment will be made for dividends on the
        -------
Class A Common Stock the record date for which occurred on or prior to the Purchase Date or Fundamental Change Purchase Date.

          (g) Taxes. If a Holder of a Security is paid in Class A Common Stock,
              -----
the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Class A Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Class A Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Class A Common Stock are to be issued in a name other than the

Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 3.11. Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section
3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or 3.09, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to
Article 11 hereof on or after the date of the delivery of such Purchase Notice
        --
or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

                  (a) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (b) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                  (c) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(c)(iv) or Section 3.08(c)(iv), 3.08(c)(iv), 3.09(a)(i)(D) or (ii) a
                       -----------  -----------  -------------
conditional
withdrawal containing the information set forth in Section 3.08(c)(iv) or
Section 3.08(c)(iv), 3.08(c)(iv), 3.09(a)(i)(D) and the preceding paragraph and
        -----------  -----------  -------------
contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Securities pursuant to Section 3.08 or Section 3.09 (other than through the issuance of Class A Common Stock in
           ----
payment of the Purchase Price or Fundamental Change Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may
be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.12. Deposit of Purchase Price or Fundamental Change Purchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an
                                                                       ----
amount of money (in immediately available funds if deposited on such Business
Day) or Class A Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

         Section 3.13. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

         Section 3.14. Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

         Section 3.15. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Class A Common Stock that remain unclaimed as provided in paragraph 14 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Class A Common Stock deposited by the Company pursuant to Section 3.12 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                    ARTICLE 4

                                    Covenants

         Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and cash or contingent interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

         The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Section 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

         Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on September 30, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of First Union National Bank, 40 Broad Street, 5/th/ Floor, Suite 550, New York, NY 10004, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
-----

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

         Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Securities or shares of Class A Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Class A Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

         Section 4.07. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                    Article 5
                             Successor Corporation

         Section 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

          (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety
(i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for
                         -
relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 11.14, the Company shall be discharged from all
                              -----
obligations and covenants under this Indenture and the Securities. Subject to
Section 9.02, the Company, the Trustee and the successor person shall enter into
        ----
a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                    Article 6
                              Defaults and Remedies

         Section 6.01. Events of Default.   An "Event of Default" occurs if:

         (1)  the Company defaults in the payment of:

              (i) any cash interest upon any Security that has been converted to a Cash Pay Security;

              (ii)  any contingent interest; or

              (iii) any additional amount owing due to a breach of the Registration Rights Agreement;

         when such interest or additional amount becomes due and payable, and such default in payment of interest or any additional amount shall continue for 30 days;

         (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to Cash Pay Securities following a Tax Event pursuant to Article 10, the Restated Principal Amount),
                                          --
Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

         (3) the Company fails to deliver shares of Class A Common Stock (together with cash in lieu of fractional shares) when such Class A Common Stock (or cash in lieu of fractional shares) is required to be delivered upon conversion of a Security and such failure continues for 10 days;

         (4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1), (2) and (3) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

         (5) there shall be (i) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or under any guarantee of payment of Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary, whether such Indebtedness or guarantee now exists or shall hereafter be created, and the effect of such default is to cause such Indebtedness (or Indebtedness so guaranteed) to become due prior to its stated maturity or (ii) a failure to pay at the stated maturity of any such Indebtedness (or Indebtedness so guaranteed) any amounts then due and owing thereunder; provided, however, that no Default under this clause (5) shall exist if all such defaults and failures to pay relate to Indebtedness (including Indebtedness so guaranteed) with an aggregate principal amount of not more than $25,000,000 at the time outstanding;

         (6) final judgments for the payment of money which in the aggregate exceed $25,000,000 at the time outstanding shall be rendered against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; or

         (7) the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

              (A) commences a voluntary case or proceeding;

              (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

              (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

              (D) makes a general assignment for the benefit of its creditors;

              (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

              (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4) or clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or clause (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (4) or clause (5) above, its status and what action the Company is taking or proposes to take with respect thereto.

     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the
                             ----
Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount and any accrued cash interest (or if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration (in the case of an Event of Default specified in Section 6.01 (1) through (6)) or
                                                 ----
through the date of the Default (in the case of an Event of Default specified in
Section 6.01(7) or (8)) on all the Securities to be immediately due and payable.
        ----
Upon such a declaration, such Issue Price plus accrued Original Issue Discount and any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the Issue Price plus accrued
           ----
Original Issue Discount and any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount and any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been
                                                                 ----
paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount and any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in
                                         ----
respect of a provision that under Section 9.02 cannot be amended without the
                                          ----
consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When
                                                                        --
a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04
                                                                         ----
shall be in lieu of Section

316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense. This Section 6.05 shall
                                                                    ----
be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or, if the Securities have been converted to Cash Pay Securities following a Tax Event pursuant to Article 10, the Restated
                                                              --
Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement
                                      --
of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover
           ----
judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.
                        ----

     Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, or any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section ) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.
                      ----

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities . If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
             -

     FIRST: to the Trustee for amounts due under Section 7.06;
                                                         ----

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such
                                         ----
record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11
                                                                         ----
does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at
----
Maturity of the Securities at the time outstanding. This Section 6.11 shall be
                                                                 ----
in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so and to the extent legally enforceable) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or any accrued cash interest (or, if the Securities have been converted to Cash Pay Securities following a Tax Event, the Restated Principal Amount, plus accrued interest) in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so and to the extent legally enforceable) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     Trustee

     Section 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of
                            ----
conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee believes in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

     Section 7.02. Certain Rights of the Trustee. In furtherance of and subject to the TIA and subject to Section 7.01:
                                  ----

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     Section 7.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

     Section 7.04. Trustee and Agents May Hold Securities; Collections, etc.
The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to

Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and
         ----     ----
receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

     Section 7.05. Moneys Held by Trustee. Subject to the provisions of Section
8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     Section 7.06. Compensation and Indemnification of Trustee and its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section shall survive the termination of this Indenture.

     Section 7.07. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts
                    ----     ----
of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

     Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.
                     ----

     Section 7.10. Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and
                                                 ----
all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:


          (i)  the Trustee shall fail to comply with the provisions of Section
     7.08 with respect to any Securities after written request therefor by the

         Company or by any Securityholder who has been a bona fide Holder of a Security for at least six months; or

                 (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written
                                   ----
         request therefor by the Company or by any Securityholder; or

                 (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                 (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Securityholder who has been a
                                     ----
bona fide Holder of a Security for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

         (c) The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 1.05 of the action in that regard taken by the Securityholders.
               ----

         (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall
                                                                    ----
become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
                    ----

         Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and
                                                   ----
deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06. ----

         No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall
        ----
be qualified under the provisions of Section 7.08 and eligible under the
                                             ----
provisions of Section 7.09.
                      ----

         Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to
             ----
the Holders of Securities at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to
                                               ----
mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association, succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the
----
part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 7.13. Preferential Collection of Claims Against the Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

         Section 7.14. Reports by the Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

          (b) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Securities become admitted to trading on any national securities exchange.

         Section 7.15. Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the Security register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

                                    ARTICLE 8
                             Discharge of Indenture

         Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all
                                        ----
outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, Class A Common Stock sufficient to pay all amounts due and owing on all outstanding

Securities (other than Securities replaced pursuant to Section 2.07), and if in
                                                               ----
either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further
                                              ----
effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9
                                   Amendments

         Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

               (1) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

               (2)     to comply with Article 5 or Section 11.14;
                                              -            -----

               (3) to provide for uncertificated Securities in addition to the certificated securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

               (4) to make any change that does not materially adversely affect the rights of any Securityholder;

               (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

               (6) add to the Company's covenants or obligations under this Indenture for the protection of the Holders or surrender any right, power or option conferred by this Indenture on the Company.

         Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

               (1) make any change to the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

               (2) make any change in the manner or rate of accrual in connection with Original Issue Discount, cash interest or contingent interest, reduce the rate of contingent interest referred to in paragraph 10 of the Securities, reduce the rate of interest referred to in Section 10.01 upon the occurrence of a Tax Event, or extend the time
                    -----
         for payment of Original Issue Discount or cash interest on any Security;

               (3) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

               (4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

               (5) make any Security payable in money or securities other than that stated in the Security;

               (6)     make any change in Section 6.04, Section 6.07 or this
                                                  ----          ----
         Section 9.02, except to increase any percentage set forth therein;
                 ----

               (7) make any change that adversely affects the right to convert any Security;

               (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

               (9) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it
        ----
shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the
                                               ----
Company shall mail to each Holder a notice briefly describing the amendment.

         Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

         Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of
Section 7.01) shall be fully protected in relying upon, an Officers' Certificate
        ----
and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                          Special Tax Event Conversion

         Section 10.01. Optional Conversion to Cash Pay Securities Upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at the rate of 0.875% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable on each Interest Payment Date to Holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to Cash Pay Securities.

         Section 10.02. Payment of Cash Interest; Interest Rights Preserved. (a) Cash interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such cash interest at the office or agency of the Company maintained for such purpose. Each installment of cash interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, any cash interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the cash interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

         (b) Except as otherwise specified with respect to the Securities, any cash interest on any Security that is payable, but is not punctually paid or duly provided for within 30 days following, on any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

             (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

             (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 11
                                   Conversion

         Section 11.01. Conversion Privilege. A Holder of a Security may convert such Security into Class A Common Stock at any time during the period in which the conditions stated in paragraph 8 of the Securities are met. The number of shares of Class A Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

         A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         "Average Quoted Price" means the average of the Sale Prices of the Class A Common Stock for the shorter of

                (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

                (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

                (iii) the period, if any, (x) commencing on the date next succeeding the ExDividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies
                                                          -----    -----
and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Class A Common Stock is then listed or quoted.

         Section 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date but in any event no later than the seventh Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Class A Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 11.03. The person in whose name the certificate is registered shall be
        -----
treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Class A Common Stock except as provided in this Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) or (except as provided below) accrued cash interest
               -----
attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 10.01, the later of (x) the date of such
                                   -----
exercise and (y) the date on which interest was last paid) of the Security or the date on which interest was last paid through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Class A Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Class A Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) and cash interest accrued through the Conversion
                        -----
Date, and the balance, if any, of such fair market value of such Class A Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued but unpaid cash interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

         If the Holder converts more than one Security at the same time, the number of shares of Class A Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

         If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

         Section 11.03. Fractional Shares. The Company will not issue a fractional share of Class A Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

         Section 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         Section 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may
                                              --
be necessary, reserve out of its authorized but unissued Class A Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

         All shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted.

         Section 11.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

                (1) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock;

                (2) subdivides its outstanding shares of Class A Common Stock into a greater number of shares;

                (3) combines its outstanding shares of Class A Common Stock into a smaller number of shares;

                (4) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Capital Stock (other than Class A Common Stock or rights, warrants or options for its Capital Stock); or

                (5) issues by reclassification of its Class A Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Class A Common Stock, on
                                --
terms comparable to those applicable to Class A Common Stock in this Article 11.
                                                                             --

         Section 11.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Class A Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Class A Common Stock at a price per share less than the Market Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                   R' = R x      (O + N)
                                             ---------------
                                             (O + (N x P)/M)
         where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         O = the number of shares of Class A Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.
                                                       -----

         N = the number of additional shares of Class A Common Stock offered pursuant to the distribution.

         P = the offering price per share of the additional shares.

         M = the Average Quoted Price, minus, in the case of (i) a distribution to which Section 11.06(4) applies or (ii) a distribution to which Section 11.08
                                                                          -----
applies, for which, in each case, (x) the record date shall occur on or before the
record date for the distribution to which this Section 11.07 applies and (y)
                                                       -----
the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair
                                                         -----
market value (on the record date for the distribution to which this Section
11.07 applies) of the
-----

                (1) Capital Stock of the Company distributed in respect of each share of Class A Common Stock in such Section 11.06(4) distribution and

                (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Class A Common Stock in such Section 11.08
                                                                          -----
         distribution.

The Board of Directors shall determine fair market values for purposes of this
Section 11.07.
        -----

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Class A
                                 -----
Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Class A Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 11.07 if the application
                                                        -----
of the formula stated above in this Section 11.07 would result in a value of R'
                                            -----
that is equal to or less than the value of R.

         Section 11.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Class A Common Stock any of its assets, or evidences of indebtedness of the Company or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in
           -----
Section 11.07 and (y) cash dividends or other cash distributions that are paid
        -----
out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08,
                                                                          -----
in accordance with the formula:

                R' = R x M
                     -----
                      M-F
where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the Average Quoted Price, minus, in the case of a distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08 applies and (ii) the
                                                -----
         Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies,
                                                                  -----
         the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company
                      -----
         distributed in respect of each share of Class A Common Stock in such
         Section 11.06(4) distribution.

         F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or
                   -----
options to be distributed in respect of each share of Class A Common Stock in the distribution to which this Section 11.08 is being applied (including, in the
                                       -----
case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board of Directors shall determine fair market values for purposes of this Section 11.08.
                         -----

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.
                   -----

                For purposes of this Section 11.08, the term "Extraordinary Cash
                                             -----
         Dividend" shall mean any cash dividend with respect to the Class A Common Stock the amount of which, together with the aggregate amount of cash dividends on the Class A Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth below:

                If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Class A Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Class A Common Stock with ExDividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 10% of the Market Price of the Class A Common Stock on the trading day immediately preceding the date of declaration of such dividend with respect to the cash dividend to which this provision is being applied, such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the
                                                                      -----
     value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.
                             -----

     In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Market Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.
                                                                     -----

     In the event that, with respect to any distribution to which this Section
11.08 would otherwise apply, the difference "M-F" as defined in the above
-----
formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof
                                    -----
the provisions of Section 11.14 shall apply to such distribution.
                          -----

     In addition, in case a tender or exchange offer (other than an odd-lot offer) made by, the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Class A Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Market Price on the trading day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price on the trading day next succeeding the Expiration Time, and the denominator shall be the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Market Price on the trading day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

         SECTION 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 11 shall be made to the nearest
                                             --
cent or to the nearest 1/1,000th of a share, as the case may be.


         SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if
                                         -----  -----  -----    -----
Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

         No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible pursuant to this
Article 11 into cash, no adjustment need be made thereafter as to the cash.
        --
Interest will not accrue on the cash.

         SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 11.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to

Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or
                                                            -----  -----
11.08.
-----

     SECTION 11.13. Notice of Certain Transactions. If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no
                                             -----  -----    -----
     adjustment is to occur pursuant to Section 11.10); or
                                                -----

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or
                                   -----

          (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 11.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale
                                                       ----
of all or substantially all of the assets of the Company in a transaction in which the holders of Class A Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto;

and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustmentswhich shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
11. The successor Company shall mail to Securityholders a notice briefly
--
describing the supplemental indenture.

         If this Section applies, neither Section 11.06 nor 11.07 applies.
                                                  -----     -----

         If the Company makes a distribution to all holders of its Class A Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in
                              -----
the Conversion Rate pursuant to the provisions of Section 11.08, then, from and
                                                          -----
after the record date for determining the holders of Class A Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Class A Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Class A Common Stock entitled to receive the distribution.

         SECTION 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06,
                                                                -----  -----
11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.
-----  -----  -----  -----  -----    -----

         SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or
                                               -----
whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11 11. Each Conversion Agent shall have the same protection under this
        --
Section 11.16 as the Trustee.
        -----

         SECTION 11.17. Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections
--
11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise
          -----    -----
to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions
                                                   -----
of Section 11.08 and, third, the provisions of Section 11.07.
                                                       -----

         SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an
                                   --
adjustment under this Article 11 shall cause an adjustment to the Conversion
                              --
Rate as so adjusted.

         SECTION 11.19. Rights Issued in Respect of Class A Common Stock Issued upon Conversion. Each share of Class A Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the
                                    --
appropriate number of Class A Common Stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Class A Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall
                                                              --
not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 12

                                  SUBORDINATION



         SECTION 12.01. Agreement to Subordinate. The Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

         SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Debt are entitled to receive payment in full in cash of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before Securityholders will be entitled to receive any payment of principal of or interest on the Securities; and

          (2) until the Senior Debt is paid in full and payment has been made to the Trustee for amounts due under Section 7.06, any distribution to which Securityholders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt and the Trustee as their interests may appear.

     Section 12.03. Default on Designated Senior Debt. (a) The Company shall not pay the principal of or interest on the Securities or make any deposit pursuant to the provisions of Article 8 and shall not, pursuant to the provisions of
                             -
Article 3 or otherwise, repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if at the time any Designated Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

     (b) During the continuance of any other default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Company may not pay the Securities for a period (a "Payment Blockage Period")

          (1) commencing upon the receipt by the Company and the Trustee of written notice of default from the holders of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

          (2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person that gave the Blockage Notice, (ii) by repayment in full of such Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

Subject to the preceding paragraph, unless the holders of such Senior Debt have accelerated the maturity of such Senior Debt, the Company may resume payments on the Securities after the Payment Blockage Period.

     (c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

         Section 12.04. When Distribution Must Be Paid Over. If a payment or other distribution is made to Securityholders that because of these subordination provisions should not have been made to them, the Securityholders that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         Section 12.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt, which, to the extent received by Securityholders, do not constitute, as between the Company and the Securityholders, payments by the Company on the Securities.

         Section 12.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Securityholders and holders of Senior Debt and do not impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms. The failure to make a payment pursuant to the Securities by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities upon an Event of Default or prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

         Section 12.07. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Securities will be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

         Section 12.08. Rights of Trustee. (a) The Trustee may continue to make payments on the Securities and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it from the Company or a holder of Senior Debt that payments may not be made under this Article.

          (b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 7.06.
                                                      ----

         Section 12.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under the Indenture from holders of such Senior Debt may be given only by their representative.

         Section 12.10. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Securityholders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, a
                                                           -----
certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Securityholders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

         Section 12.11. Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on behalf of the Securityholder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 12.02.
                                                                       -----

         Section 12.12. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to Securityholders, or to the Company or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

         Section 12.13. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver. (a) Each Securityholder by accepting a Security acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Securities, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

     (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring any liability or responsibility to the Securityholders, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

          (3) release any Person liable in any manner for the payment of Senior Debt; or

          (4) exercise or refrain from exercising any rights against the Company and any other Person.


                                   ARTICLE 13
                                  Miscellaneous

     Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Company:

          Health Management Associates, Inc.
          5811 Pelican Bay Boulevard
          Suite 500
          Naples, Florida 34108-2710

          Telephone No. (941) 598-3051
          Facsimile No. (941) 596-1426
          Attention: Robert E. Farnham, Chief Financial Officer

          With a Copy to: Timothy R. Parry, Senior Vice President and
                          General Counsel
     if to the Trustee:


          First Union National Bank
          200 South Biscayne Boulevard, 14th Fl.
          Miami, Florida  33131

          Telephone No. (305) 789-4684
          Facsimile No. (305) 789-4678/4679
          Attn:    Corporate Trust Group

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 13.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Section 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 13.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 13.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

     Section 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this indenture on behalf of the respective parties hereto as of the date first above written.

                                   HEALTH MANAGEMENT ASSOCIATES, INC.

                                   By:  /s/ Robert E. Farnham
                                      ------------------------------------
                                        Name:  Robert E. Farnham
                                        Title: Senior Vice President and Chief
                                               Financial Officer



                                   FIRST UNION NATIONAL BANK

                                   By:  /s/ Daryl Mergenthal
                                      ------------------------------------
                                        Name:  Daryl Mergenthal
                                        Title: Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $160.22, THE ISSUE DATE IS JANUARY 28, 2002, THE YIELD TO MATURITY IS 0.875%%.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER AND EACH SUBSEQUENT HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE

                                     A-1-1

(THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HEALTH MANAGEMENT ASSOCIATES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY UPON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                                     A-1-2

                       HEALTH MANAGEMENT ASSOCIATES, INC.
           Zero-Coupon Convertible Senior Subordinated Notes due 2022


No. R-1                                         CUSIP: 421933AC6
                                                ISIN:US421933AC63
Issue Date: January 28, 2002                    Original Issue Discount: $160.22
Issue Price: $839.78                            (for each $1,000 Principal
(for each $1,000 Principal                      Amount at Maturity)
Amount at Maturity)

     HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of THREE HUNDRED AND THIRTY MILLION DOLLARS ($330,000,000) on January 28, 2022.

     This Security shall bear interest as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: ______________                      HEALTH MANAGEMENT ASSOCIATES, INC.


                                                By ___________________________
                                                   Title:


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

FIRST UNION NATIONAL BANK,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).


By _____________________________
       Authorized Signatory

Dated: __________________________

                                     A-1-3

                            REVERSE SIDE OF SECURITY
           Zero-Coupon Convertible Senior Subordinated Notes due 2022


1.       Cash Interest; Original Issue Discount.

         This Security shall not bear periodic interest, except as specified in this paragraph and in paragraphs 10 and 11 hereof. The Company shall pay cash interest on overdue principal, or if shares of Class A Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 11 of the Indenture are not delivered when due, at the rate borne by the Securities plus 1% per annum, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, together with regular cash interest, shall accrue at 0.875% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Security and in respect of Redemption Prices, Purchase Prices and Fundamental Change Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, First Union National Bank, a national banking association having an office in Miami, Florida (in such capacity, together with its successors in trust, the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

                                     A-1-4

         The Company issued the Securities under an Indenture dated as of January 28, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $390,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to January 28, 2007.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                 (1)              (2)              (3)
                                                Accrued        Redemption
                                            Original Issue        Price
   Redemption Date           Issue Price       Discount         (1) + (2)
   ---------------           -----------       --------         ---------
January 28, 2007 ........      $839.78          $37.47           $877.25
January 28, 2008 ........      $839.78          $45.16           $884.94
January 28, 2009 ........      $839.78          $52.93           $892.71
January 28, 2010 ........      $839.78          $60.75           $900.53
January 28, 2011 ........      $839.78          $68.65           $908.43
January 28, 2012 ........      $839.78          $76.62           $916.40
January 28, 2013 ........      $839.78          $84.65           $924.43
January 28, 2014 ........      $839.78          $92.76           $932.54
January 28, 2015 ........      $839.78         $100.94           $940.72
January 28, 2016 ........      $839.78         $109.19           $948.97
January 28, 2017 ........      $839.78         $117.51           $957.29
January 28, 2018 ........      $839.78         $125.90           $965.68
January 28, 2019 ........      $839.78         $134.37           $974.15

                                     A-1-5

                                 (1)              (2)              (3)
                                                Accrued        Redemption
                                            Original Issue        Price
   Redemption Date           Issue Price       Discount         (1) + (2)
   ---------------           -----------       --------         ---------
January 28, 2020 ........      $839.78         $142.91            $982.69
January 28, 2021 ........      $839.78         $151.53            $991.31
At Stated Maturity ......      $839.78         $160.22          $1,000.00

         If converted to a Cash Pay Security following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before January 28, 2007.

6.       Purchase By the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of-business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         Purchase Date                      Purchase Price
         -------------                      --------------

         January 28, 2005                   $862.07

         January 28, 2007                   $877.25

         January 28, 2012                   $916.40

         January 28, 2017                   $957.29

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest to the Purchase Date) may be paid, at the option of the Company, in cash or shares of Class A Common Stock or any combination thereof, except that the Purchase Price may only be paid in cash for any purchase of Securities pursuant to the January 28, 2005 Purchase Date.

         If prior to a Purchase Date this Security has been converted to a Cash Pay Security following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to, but excluding, the Purchase Date.

                                     A-1-6

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities held by such Holder 35 Business Days after the occurrence of a Fundamental Change of the Company occurring on or prior to January 28, 2007 for a Fundamental Change Purchase Price equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price may be paid, at the option of the Company, in cash or shares of Class A Common Stock or any combination thereof. If prior to a Fundamental Change Purchase Date this Security has been converted to a Cash Pay Security following the occurrence of a Tax Event, the Fundamental Change Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date.

         Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, such Securities will cease to be outstanding and Original Issue Discount and cash interest shall cease to accrue on such Securities (or portions thereof) and will be deemed paid immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, whether or not such Securities have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

7.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.       Conversion.

                                     A-1-7

     Subject to the procedures set forth in Section 11.02 of the Indenture, a Holder of a Security may convert it into Class A Common Stock of the Company at any time before the close of business on January 28, 2022 if at least one of the following conditions is satisfied on the Conversion Date:

     (a) the average of the Sale Prices for the Class A Common Stock for 20 of the 30 Trading Days immediately prior to the Conversion Date is equal to or greater than 120% of the Accreted Value on the Conversion Date, divided by the Conversion Rate;

     (b) (i) the credit ratings assigned to the Securities by Moody's and S&P are Ba1 and BB+, respectively, or lower, or (ii) both Moody's and S&P have ceased to rate the Securities, or (iii) both Moody's and S&P have suspended rating of the Securities;

     (c) the Securities have been called for redemption by the Company, at any time prior to the close of business on the Business Day prior to the Redemption Date;

     (d) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Class A Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

     (e) the Company elects to (i) distribute to all Holders of Class A Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Class A Common Stock on the day preceding the declaration date for such distribution or (ii) distribute to all Holders of Class A Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Class A Common Stock at less than the Sale Price at the time of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of Securities at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

     If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                                      A-1-8

     The initial Conversion Rate is 32.1644 shares of Class A Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Class A Common Stock.

     In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Class A Common Stock such Holder would have received if the Company had not exercised such option. In any event, whether or not the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period or on the next Interest Payment Date) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class A Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 11 hereof) and (except as provided below) accrued cash interest attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) or the date on which interest was last paid through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Class A Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Class A Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) and cash interest accrued through the Conversion Date, and the balance, if

                                     A-1-9
any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued but unpaid interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

         The Conversion Rate is subject to adjustment at such times as specified in Sections 11.06 through 11.10 of the Indenture.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Class A Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.       Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Class A Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.      Contingent Interest

         Subject to the accrual and record date provisions specified in this paragraph 10, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from January 28 to July 27 and from July 28 to January 27, commencing with the six-month period beginning
         January 28, 2007, if the average Security Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the Accreted Value thereof on the trading day immediately preceding the first day of the relevant Contingent Interest Period.

         The amount of contingent interest payable per $1,000 Principal Amount at Final Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Class A Common Stock during that Contingent Interest Period multiplied by the number of shares of Class A Common Stock into which $1,000 Principal Amount at Final Maturity hereof is convertible pursuant to paragraph 8 hereof as of the accrual date for such contingent interest or (y) 0.125% of the average Security Price for the Five-Day Period with respect to such Contingent Interest Period.

                                     A-1-10

         Contingent interest, if any, will accrue and be payable to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period (a "Contingent Interest Record Date"). Such payments shall be paid on the last day of the relevant Contingent Interest Period.

         Contingent interest calculates pursuant to this paragraph 10 shall be paid on the last day of the relevant Contingent Interest Period (a "Contingent Interest Payment Date").

         Original Issue Discount will continue to accrue at 0.875% per annum whether or not contingent interest is paid.

         "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on (a) the second trading day immediately preceding the first day of such Contingent Interest Period, or (b) if the Company declares a dividend for which the record date is prior to, but the payment date is within such Contingent Interest Period, the second trading day immediately preceding such record date.

         "Cash Dividends" means all cash dividends on the Company's Class A Common Stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors.

         "Security Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 original Principal Amount at Final Maturity obtained by the Bid Agent for $5,000,000 original Principal Amount at Final Maturity of Securities at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Security Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

         Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site at www.hma-corp.com or such other media as the Company shall determine.

                                     A-1-11

11.  Tax Event

     (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at the rate of 0.875% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on January 28 and July 28 of each year (each an "Interest Payment Date") to Holders of record at the close of business on January 5 or July 5 (each a "Regular Record Date'") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     (b) Cash interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such cash interest at the office or agency of the Company maintained for such purpose. Each installment of cash interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

     (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.02(b) of the Indenture.
                           --------

12.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.  Persons Deemed Owners.

                                     A-1-12

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to provide for
                    -            -----
uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in the payment of any cash interest, contingent interest or additional amount owing under the Registration Rights Agreement upon any Security when such interest becomes due and payable, and such default in payment of interest shall continue for 30 days; (ii) default in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to Cash Pay Securities following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price
                              --
plus accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; (iii) failure by the Company to deliver shares of Class A Common Stock (together with cash in lieu of fractional shares) when such Class A Common Stock (or cash in lieu of fractional shares) is required to be delivered upon conversion of a Security and such failure continues for 10 days; (iv) failure by the Company to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clauses (i), (ii) and (iii) above)

                                     A-1-13
and such failure continues for 30 days after receipt by the Company of a Notice of Default; (v) there shall be (a) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or under any guarantee of payment of Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary, whether such Indebtedness or guarantee now exists or shall hereafter be created, and the effect of such default is to cause such Indebtedness (or Indebtedness so guaranteed) to become due prior to its stated maturity or (b) a failure to pay at the stated maturity of any such Indebtedness (or Indebtedness so guaranteed) any amounts then due and owing thereunder; provided, however, that no Default under this clause (v) shall exist if all such defaults and failures to pay relate to Indebtedness (including Indebtedness so guaranteed) with an aggregate principal amount of not more than $25,000,000 at the time outstanding; (vi) final judgments for the payment of money which in the aggregate exceed $25,000,000 at the time outstanding shall be rendered against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; or (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

17.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to

                                     A-1-14
it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.
This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.      GOVERNING LAW.


         THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                               -------------------

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Health Management Associates, Inc.
                  5811 Pelican Bay Boulevard
                  Suite 500
                  Naples, Florida 34108-2710

                                     A-1-15

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

_______________________________

_______________________________

(Insert assignee's soc. sec. or tax ID no.)

_______________________________

_______________________________

_______________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint

______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                                CONVERSION NOTICE

To convert this Security into Class A Common Stock of the Company, check the box:

                                       [_]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________

If you want the stock certificate made out in another person's name, fill in the form below:

_______________________________

_______________________________
(Insert other person's soc. sec. or tax ID no.)

_______________________________

_______________________________

_______________________________
(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date: __________________   Your Signature: _____________________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                     A-1-16

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:      Health Management Associates, Inc.

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Health Management Associates, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 original Principal Amount at Final Maturity or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                                              _________________________
                                                          Signature(s)

                                            Signature(s) must be guaranteed by a
                                            commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Class A Common
                                            Stock are to be issued, or
                                            Securities to be delivered, other
                                            than to or in the name of the
                                            registered holder.

                                                    _________________________
                                                       Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

_______________________________
(Name)

_______________________________
(Street Address)

_______________________________

(City, state and zip code)

                                     A-1-17

Please print name and address

                                     A-1-18

                                                       Principal Amount at Final
                                                       Maturity to be purchased
                                                       (if less than all):
                                                       $__,000

If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Class A Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Class A Common Stock are not satisfied I elect [check one]:

         __to withdraw such Purchase Notice as to the Securities to which such Fundamental Change Purchase Notice relates in the Principal Amount at Final Maturity of $_____, 000, with certificate numbers ___, or

         __ to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates.

                                        Social Security or Other Taxpayer Number

                                     A-1-19

                                   EXHIBIT B-1

                              Transfer Certificate

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $__________ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

     [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

     [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     [_] The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                                     B-1-1

         [_]      The transferee is an Affiliate of the Company.

DATE: ________________________      ______________________________
                                             Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                     B-1-2